EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mikron Infrared, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-119400) of our report dated December 8, 2005 relating to the consolidated financial statements of Mikron Infrared, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended October 31, 2005.

BDO SEIDMAN, LLP

Woodbridge, New Jersey
January, 23, 2006